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                                                                     Exhibit (i)







                                  May 14, 2001



Russell Insurance Funds
909 A. Street
Tacoma, WA 98402

          Re:  Russell Insurance Funds Form N-1A
               Post-effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933
               Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940
               Securities Act Registration No. 33-18030
               Investment Company Act No. 811-5371
               Legal Opinion-Securities Act of 1933
               --------------------------------------------------------------


Ladies and Gentlemen:

          We have examined the Master Trust Agreement (the "Agreement"), dated July 11, 1996, of Russell Insurance Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, the By-Laws of the Fund and the resolutions adopted by the Fund's Board of Directors organizing the business of the Fund, all as amended to date, and the various pertinent proceedings we deem material. We have also examined the Registration Statements (together, the "Registration Statement") filed by the Trust with the U.S. Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust, public officials and others.

          The Trust is authorized by the Agreement to issue an unlimited number of shares of beneficial interest ("shares") in one or more sub-trusts of the Trust ("sub-trusts") and in such classes as the Trustees of the Trust (the "Trustees") shall authorize. The Trust issues shares of the sub-trusts identified in the Registration Statement (the "Sub-trusts") pursuant to the provisions of the Agreement authorizing the Trustees to establish and designate sub-trusts and

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Russell Insurance Funds
May 14, 2001
Page 2


classes of shares and authorizing the Trustees to allocate shares to each sub-trust or class so established and designated. The Trust currently issues a single class of shares of the Sub-trusts (the "Class S shares") and proposes to issue one additional class of shares of the Sub-trusts (the "Class E Shares") when the above-captioned post-effective amendment (the "Post-Effective Amendment") to the Registration Statement becomes effective. The Agreement also empowers the Trustees to establish and designate additional sub-trusts and classes of shares and to allocate shares to any such additional sub-trusts or classes.

          The Trust has filed with the Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of Class S Shares and, when the Post-Effective Amendment becomes effective, will be deemed to register an indefinite number of Class E Shares pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

          You have also informed us that (i) the Class S Shares have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with
Section 5(b) of the Securities Act, and, (ii) when the Post-Effective Amendment becomes effective, the Class E shares will be sold in accordance with the Trust's usual method of distributing its registered shares as well.

          Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting business trust under the laws of the Commonwealth of Massachusetts, and the registration of an indefinite number of shares of the Trust is and remains effective, the authorized shares of the Trust when issued for the consideration set by the Board of Trustees pursuant to the Agreement, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Agreement and the laws of the Commonwealth of Massachusetts.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto (including the Post-Effective Amendment), filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the

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Russell Insurance Funds
May 14, 2001
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registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                       Very truly yours,

                                       STRADLEY, RONON, STEVENS & YOUNG, LLP


                                       BY: /s/ Robert K. Fulton
                                           ----------------------------------
                                           Robert K. Fulton, a Partner